UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 13, 2006

Piedmont Natural Gas Company, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-6196	56-0556998
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4720 Piedmont Row Drive, Charlotte, North Carolina		28210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	704-364-3120

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On July 13, 2006, Piedmont Natural Gas announced that it had reached a settlement in principle with the North Carolina Attorney General's office over that office's appeal of our Customer Utilization Tracker (CUT) rate mechanism which was approved and adopted as a result of the Company's 2005 rate case before the North Carolina Utilities Commission (NCUC). Terms of the settlement call for the Attorney General's office to drop its appeals of the CUT and for Piedmont to share with customers a portion of the margin recovered through the CUT mechanism. The settlement period extends over a three-year period ending October 31, 2008. The settlement agreement is contingent on the dismissal of the Attorney General's appeals by the Supreme Court of North Carolina and any necessary approvals by the NCUC. A copy of the press release is attached as an exhibit to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release - Piedmont Natural Gas, North Carolina Attorney General's Office Reach Settlement On Rate Mechanism

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Natural Gas Company, Inc.

July 13, 2006	By:	/s/ Jose M. Simon

Name: Jose M. Simon
Title: Vice President and Controller

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Exhibit Index

Exhibit No.	Description

99.1	Press release - Piedmont Natural Gas, North Carolina Attorney General's Office Reach Settlement On Rate Mechanism